                                                                     EXHIBIT 2.1

                             ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT (the "Agreement") is dated as of October __, 1996, by and between Zentex Corporation, a Delaware corporation (the "Company"), and Yarek Bartosz ("Bartosz"), on the one hand; and The Brighton Industries Corporation, a Delaware corporation, and Brighton Electronics Corporation, Ltd., a Hong Kong corporation (collectively, the "Brighton Group"), and Kit Kung and Hong Yun, as all the shareholders of the Brighton Group (collectively the "Brighton Shareholders"), on the other hand.

                                    RECITALS

         WHEREAS, the Brighton Shareholders own all of the issued and outstanding capital stock of the Brighton Group (the "Brighton Shares");

         WHEREAS, the Company desires to acquire all of the Brighton Shares (the "Acquisition"), and the Brighton Shareholders desire to exchange all of the Brighton Shares for new shares in the Company on the terms and conditions set forth herein;

         WHEREAS, the Company is presently engaged in a private placement (the "Private Placement") pursuant to the sale to accredited investors of an aggregate of 100,000 shares of its Common Stock (the "Private Placement Shares") for $500,000 (the "Private Placement Purchase Price");

         WHEREAS, the parties' interest in consummating the Acquisition is conditioned in part upon the Brighton Shareholders' approval of the divestiture, immediately after consummation of the Acquisition, of the Company's current business assets and operations in exchange for the assumption of all liabilities and indemnification coverage, in accordance with the terms and conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representation and warranties hereinafter set forth, the parties agree as follows:

    1.    EXCHANGE OF THE SHARES AND CONSIDERATION

          1.1. SHARES BEING EXCHANGED. Effective at the closing of this Agreement (the "Closing"), and subject to the terms and conditions of this Agreement, the Brighton Shareholders shall assign, transfer and deliver to the Company all of the Brighton Shares.

          1.2. CONSIDERATION. Subject to the terms and conditions of this Agreement, and in consideration of the assignment and delivery of the Brighton Shares to the Company, the Company shall at Closing issue to the Brighton Shareholders and/or their designees as set forth on Schedule 1.2, 27,000,000 shares of the Common Stock of the Company (the "Company Shares") which shall represent 87.625% of all issued and outstanding stock in the Company on a fully diluted basis and the issuance of the Company Shares, the Private Placement Shares and all consultant and other shares to be issued on behalf of the Company in connection with the Acquisition.

          1.3. CLOSING. The Closing of the Acquisition and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Loeb & Loeb LLP, 1000 Wilshire Blvd., Los Angeles, CA 90017, or other such place as mutually agreed upon, on or before October 21, 1996.

          1.4. METHOD OF CLOSING. The method of closing shall require the parties to satisfy the conditions specified in Section 6.

    2. REPRESENTATIONS AND WARRANTIES OF THE BRIGHTON GROUP AND THE BRIGHTON SHAREHOLDERS

          2.1. ORGANIZATION. The Brighton Industries Corporation ("BIC") is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Brighton Electronics Corporation Ltd. ("BEC") is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong. Each of BIC and BEC and their consolidated subsidiaries have the corporate power and authority to carry on their business as presently conducted; and each of BIC and BEC and their consolidated subsidiaries are qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on their business.

          2.2.   CAPITALIZATION.

                   (a) All of the issued and outstanding shares of each of BIC and BEC are duly authorized, validly issued, fully paid and nonassessable. The Brighton Shares being transferred to the Company pursuant to Section 1.1 hereof constitute all of the issued and outstanding capital stock of all classes of each of BIC and BEC, are free from any claims, liens or other encumbrances, and the Brighton Shareholders are the sole owners thereof, have good title thereto, and the unqualified right to transfer and dispose of such shares.

                   (b) There are no outstanding options, warrants, or rights to purchase any securities of BIC and BEC.





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
          2.3. SUBSIDIARIES AND INVESTMENTS. Except as set forth in Schedule 2.3, the Brighton Group does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

          2.4. FINANCIAL STATEMENTS. The Brighton Group has provided financial statements for each of BEC and BIC consisting of (a) an unaudited consolidated Balance Sheet as of June 30, 1996 and consolidated Statement of Income for BEC for the six months ended June 30, 1996, as reviewed by BDO Binder, Hong Kong, and (b) an unaudited Balance Sheet as of June 30, 1996 and Statements of Retained Earnings, Income and Cash Flows for the six months ended June 30, 1996 for BIC (collectively, the "Brighton Group Financial Statements") The Brighton Group Financial Statements (a) were prepared in accordance with the books and records of the Brighton Group and its consolidated subsidiaries;
(b) were prepared in accordance with generally accepted accounting principles consistently applied; (c) are accurate and fairly present the financial condition and the results of operations as of the relevant date thereof and for the entities and period covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition and the results of operations for the entities and period covered by said financial statements; and (e) contain and reflect adequate provisions for all reasonably anticipated liabilities with respect to the period then ended.

          2.5. ABSENCE OF MATERIAL CHANGES. Except as disclosed in writing to the Company, since June 30, 1996, there has not been any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of the Brighton Group or its consolidated subsidiaries, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

          2.6. LITIGATION. There is no litigation, proceeding, or investigation pending or threatened against the Brighton Group or its consolidated subsidiaries affecting any of their properties or assets, or against any officer, director, or stockholder, or consultant of the Brighton Group or its consolidated subsidiaries that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs, or financial condition of the Brighton Group or its consolidated subsidiaries or their properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

          2.7. TITLE TO ASSETS. The Brighton Group and its consolidated subsidiaries have good and marketable title to all of the assets and properties now carried on their books as disclosed in their financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in their financial statements.

          2.8. CONTRACTS AND UNDERTAKINGS. The Brighton Group and its consolidated subsidiaries have no contracts, agreements, leases, licenses, arrangements, commitments





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
and other undertakings (collectively "Contracts") to which any of them is a party or to which they or their property are subject, with respect to which they are in material default, or alleged to be in material default, and, to the knowledge of the Brighton Shareholders, no other party to any Contract to which the Brighton Group or its consolidated subsidiaries are a party is in default thereunder nor, to the knowledge of the Brighton Shareholders, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Contract.

          2.9. TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. There are no contracts, agreements, arrangements or other transactions between the Brighton Group or any of its consolidated subsidiaries and any officer, director, or 5% stockholder thereof, or any corporation or other entity controlled by any such officer, director of 5% stockholder, a member of any such officer, director of 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

         2.10. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents of the Brighton Group or any agreement, contract or instrument to which the Brighton Group is a party or by which it or any of its assets are bound.

         2.11. AUTHORITY. The Brighton Group and the Brighton Shareholders have full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by The Brighton Group and no other corporate proceedings on the part of The Brighton Group are necessary to authorize this Agreement and the transactions contemplated hereby.

         2.12. SECURITIES LAWS. The Brighton Shareholders understand that the Company Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the offer and sale of the Company Shares are believed to be exempt from the registration provisions of
Section 5 of the Securities Act pursuant to Section 4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of Section 5 of the Securities Act pursuant to Regulation S promulgated thereunder for offers and sales of securities that occur outside the United States, and that the Company Shares may not be offered or sold in any transaction subject to Section 5 of the Securities Act unless registered or an exemption from registration is available for such offer or sale, and that the certificates representing the Company Shares will bear a legend to that effect, substantially in the form set forth on Schedule A.





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
   3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND BARTOSZ

         The Company and Bartosz hereby represent and warrant to the Brighton Group and the Brighton Shareholders as follows:

          3.1.     ORGANIZATION

                   (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

                   (b) The copies of the Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware, and the Bylaws of the Company heretofore furnished to the Brighton Shareholders are complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company and no minutes or actions in writing without a meeting have been excluded in such minute book.

          3.2. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 3,513,000 are presently, and will be at the Closing, outstanding exclusive only of the issuance of the Private Placement Shares but prior to issuance of Company Shares; and 5,000,000 shares of Preferred Stock, par value $0.001 per share, none of which is outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and, at the Closing, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable. Except for such outstanding Shares, there are no outstanding shares of capital stock or other securities or other equity interests of the Company or rights of any kind to acquire such stock, other securities or other equity interests. There are no outstanding agreements which impose an obligation to file a registration statement or register any of the capital stock of the Company.

          3.3. AUTHORITY. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company Shares in accordance with the terms hereof.

          3.4. NO LIABILITIES. The Company on a consolidated basis is not subject to any liability, debt or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

          3.5. LITIGATION. There is no litigation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, director, or stockholder of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

          3.6. TITLE TO ASSETS. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company's financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in the Company's financial statements or on any Exhibits attached hereto. As of the Closing, the only assets of the Company are set forth on Exhibit 3.6, which assets will be disposed of pursuant to Section 6.1(c).

          3.7. CONTRACTS AND UNDERTAKINGS. The Company has no contracts, agreements, leases, licenses, arrangements, commitments and other undertakings (collectively "Contracts") to which the Company or any such subsidiary is a party or by which it or its property is bound other than what is described in
Exhibit 3.7, all of which will be assigned to a third party pursuant to Section 6.1(c). The Company is not in material default, or alleged to be in material default, under any Contract and, to the knowledge of the Company, no other party to any Contract to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Contract.

          3.8. TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. Except as set forth on Exhibit 3.8 there are no contracts, agreements, arrangements or other transactions between the Company and any officer, director, or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director of 5% stockholder.

          3.9. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in





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a breach of any term or provision of, or constitute a default under, the
Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

         3.10. DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to the Brighton Group by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.11. FINANCIAL STATEMENTS. The audited consolidated Balance Sheet of the Company as of December 31, 1995 and the consolidated Statements of Income and Cash Flows for the year ended December 31, 1995 (the "Company Financial Statements") (a) were prepared in accordance with the books and records of the Company; (b) were prepared in accordance with generally accepted accounting principles consistently applied; (c) are accurate and fairly present the Company's financial condition and the results of its operations as of the relevant date thereof and for the period covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's financial condition and the results of its operations for the period covered by said Financial Statements; and (e) contain and reflect adequate provisions for all reasonably anticipated liabilities with respect to the period then ended.

         3.12. ABSENCE OF MATERIAL CHANGES. Since December 31, 1995, there has not been:

                   (a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

                   (b) any undisclosed redemption, purchase or other acquisition of any shares of the capital stock of Company, or any issuance of any shares of capital stock or the granting, issuance or execution of any rights, warrants, options or commitments by the Company relating to their authorized or issued capital stock.

         3.13. COMPLIANCE WITH LAW. The Company has in all material respects complied with and it is now in all material respects in compliance with, all Federal, State and Canadian laws applicable to the Company. The Company Shares will be issued in full compliance with all state and federal securities laws.

         3.14. SUBSIDIARIES AND INVESTMENTS. The Company does not own any capital stock or have any interest in any corporation, partnership or other form of business organization, other than its interests as described in the recitals.





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
    4.    COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

          4.1. CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company or The Brighton Group as each party may request. In order that each party may have the full opportunity to do so, the Company and the Brighton Group shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company or the Brighton Group and its consolidated subsidiaries as each party or its representatives may reasonably request and cause the Company's or the Brighton Group and its consolidated subsidiaries' officers, employee, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination or original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

          4.2. COOPERATION; CONSENTS. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the transactions contemplated by this Agreement and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

          4.3. CONDUCT OF BUSINESS. From the date hereof through the Closing, each party shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct as of the Closing as if made at and as of the Closing and (ii) not enter into any transaction not envisioned or required by this transaction, or incur any liability, without first obtaining the written consent of each party. Without the prior written consent of the Company or any Brighton Shareholder, except as expressly set forth herein, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue as of the Closing.

          4.4. LITIGATION. From the date hereof through the Closing, each party hereto shall promptly notify the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be





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expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party of any of its subsidiaries.

          4.5. NOTICE OF DEFAULT. From the date hereof through the Closing, each party hereto shall give to the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party of which would render inaccurate in any material respect any of such party's representations or warranties herein.

          4.6. PRIVATE PLACEMENT. Each of the parties shall cooperate and use their best efforts to complete the Private Placement which shall close immediately after the Closing. The Private Placement shall be effected through an escrow with Loeb & Loeb LLP, Los Angeles, California.

   5.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         All representations, warranties and covenants of the parties hereto contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect.

   6.    CONDITIONS TO CLOSING

          6.1. CONDITIONS TO OBLIGATION OF THE BRIGHTON GROUP AND THE BRIGHTON SHAREHOLDERS. The obligations of the Brighton Group and the Brighton Shareholders under this Agreement shall be subject to each of the following conditions:

                   (a) REPRESENTATIONS AND WARRANTIES OF COMPANY TO BE TRUE. The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respect all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

                   (b) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

                   (c) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.





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
                   (d) DIRECTOR RESIGNATION. Prior to the Closing, all of the directors and officers of the Company shall have submitted their contingent resignations to Loeb & Loeb to be held in escrow and to become effective at the Closing. All resignations shall contain a statement that each of the directors and officers has no claim whatsoever against the Company. Before the resignations take effect, the resigning directors shall appoint the persons nominated by the Brighton Shareholders to become new directors of the Company.

                   (e) ASSET TRANSFER AND ASSUMPTION OF LIABILITIES. The Brighton Shareholders and the persons nominated by them to become new directors of the Company, in their capacities as new management and controlling shareholders of the Company, acting for and on behalf of the Company, shall have reached an agreement with Bartosz and Stajen Warness as transferee, and shall have approved on behalf of the Company the terms of such agreement with such transferee, to cause the Company to sell and transfer to such transferee and such transferee shall have agreed to purchase and assume, immediately upon consummation of the Acquisition, all of the operating assets of the Company and all of the liabilities of the Company existing immediately prior to the Acquisition, including but not limited to all costs as described in clause 7.2 of this Agreement. Such transfer and assumption shall take place immediately following the transfer to the Company of the Brighton Shares. In connection with the foregoing, all affiliates and/or related parties shall have released the Company from any obligations or liability existing as of the Closing.

                   (f) INDEMNIFICATION. Bartosz shall have agreed to indemnify and hold the Company harmless with respect to all the liabilities of the Company existing immediately prior to the Acquisition which are being assumed by Bartosz and Stajen Warness to paragraph (e).

                   (g) PRIVATE PLACEMENT. The Private Placement Purchase Price shall have been deposited into escrow so that the Private Placement can close immediately after the Closing.

          6.2. CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of the Company under this Agreement shall be subject to the following conditions:

                   (a) REPRESENTATIONS AND WARRANTIES OF THE BRIGHTON GROUP AND THE BRIGHTON SHAREHOLDERS TO BE TRUE. The representations and warranties of The Brighton Group and the Brighton Shareholders herein contained shall be true in all material respects as of the Closing and shall have the same effect as though made at the Closing; The Brighton Group and the Brighton Shareholders shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by them prior to the Closing.





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
                   (b) NO LEGAL PROCEEDINGS. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

                   (c) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by the Brighton Group and the Brighton Shareholders of the transactions contemplated by this Agreement shall have been fulfilled. All authorization, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by the Brighton Group and the Brighton Shareholders of the transactions contemplated by this Agreement shall have been obtained.

    7.    MISCELLANEOUS

          7.1. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

          7.2. EXPENSES OF SALE. Except as otherwise provided herein, each party shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party. The parties shall indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim or commissions, finder's fees or other compensation in connection with the contemplated transactions which may be asserted by any person based on any agreement or arrangement for payment by the other party.

          7.3. USE AND CONFIDENTIALITY. All of the information, records, books, and data to which the parties are given access as set forth herein shall be used by the parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with (i) any law (ii) any rule or regulation of any authority or securities exchange of
(iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about the other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, trustees, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the





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
foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential nor to any information obtained by such party which is generally known to others engaged in the trade or business; and provided, further, that from and after the Closing, such party shall be under no obligation to maintain confidential any such information concerning the other party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

          7.4. NOTICES. All notices, requests and other communications thereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:

                             TO THE BRIGHTON GROUP:

                          The Brighton Industries Corporation
                          6 Pearl Court
                          Allendale, New Jersey  07401
                          Attention:  Kit Kung
                          Tel:  (201) 818-2889
                          Fax:  (201) 818-0983


                                WITH A COPY TO:

                          David L. Ficksman, Esq.
                          Loeb & Loeb LLP
                          1000 Wilshire Blvd., Suite 1800
                          Los Angeles, California 90017
                          Tel:    (213) 688-3698
                          Fax:    (213) 688-3460





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
                                TO THE COMPANY:

                          #11, 1715 - 27 Avenue N.E.
                          Calgary, Alberta  T2E 7E1
                          Attention:  Yarek Bartosz
                          Tel:  (403) 250-1878
                          Fax:  (403) 291-5248


                                WITH A COPY TO:

                          Thomas G. Kimble & Associates
                          311 S. State Street
                          Suite 440
                          Salt Lake City, Utah  84111
                          Attention:  Van L. Butler, Esq.
                          Tel:  (801) 531-0066
                          Fax:  (801) 359-6603


All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

          7.5. PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

          7.6. ENTIRE AGREEMENT, AMENDMENTS. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to this subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

          7.7. HEADINGS, ETC. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

          7.8. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          7.9. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                        Zentex Corporation,
                                        a Delaware corporation

                                        By: /s/  Yarek Bartosz
                                            ------------------------------------
                                        Name:    Yarek Bartosz
                                        Title:   President

                                        /s/ Yarek Bartosz
                                        ----------------------------------------
                                        Yarek Bartosz


                                        The Brighton Industries Corporation,
                                        a Delaware corporation

                                        By: /s/  Kit Kung
                                            ------------------------------------
                                        Name:    Kit Kung
                                        Title:

                                        Brighton Electronics Corporation, Ltd.,
                                        a Hong Kong corporation

                                        By: /s/  Kit Kung
                                            ------------------------------------
                                        Name:
                                        Title:

                                        /s/ Kit Kung
                                        ----------------------------------------
                                        Kit Kung

                                        /s/ Hong Yun
                                        ----------------------------------------
                                        Hong Yun

                                   SCHEDULE A

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN ANY TRANSACTION SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

                                   SCHEDULE B

                                  CERTIFICATE

Reference is made to that certain Agreement (the "Acquisition Agreement") between Zentex Corporation (the "Company") and Yarek Bartosz ("Bartosz"), on the one hand, and The Brighton Industries Corporation and Brighton Electronics Corporation Ltd., and Kit Kung and Hong Yun (the "Brighton Shareholders"), on the other hand. Terms not defined herein shall have the same meaning as ascribed to them in the Acquisition Agreement.

In connection with the Closing, the Brighton Shareholders have requested that Bartosz provide this Certificate to the Brighton Shareholders.

Bartosz hereby assumes responsibility for all liabilities of the Company existing immediately prior to the Acquisition and hereby indemnifies the Brighton Shareholders and will hold them harmless from and against all loss, cost, expense or liability associated therewith or arising therefrom, or from any material breach of the representations and warranties of the Company and Bartosz set forth in the Acquisition Agreement.

         Dated:  October 18, 1996

                                        /s/ Yarek Bartosz
                                        ----------------------------------------

                                  EXHIBIT 1.2

             (SHARES ISSUED TO SHAREHOLDER AND/OR ITS DESIGNEE(S))

         Hong Yun                                   1,500,000
         Kit Kung                                  25,500,000

         59 Peach Hill South
         Ramsey NJ        07446

                                  EXHIBIT 2.7

Reference is made to that certain Agreement (the "Acquisition Agreement") between Zentex Corporation, a Delaware corporation and Yarek Bartosz, on the one hand; and The Brighton Industries Corporation, a Delaware corporation, and Brighton Electronics Corporation, Ltd., a Hong Kong corporation (collectively, the "Brighton Group"), and Kit Kung and Hong Yun, as all the shareholders of the Brighton Group, on the other hand. Terms not defined herein shall have the same meaning as ascribed to them in the Acquisition Agreement.

The assets and liabilities of the Brighton Group and its consolidated subsidiaries are set forth below.


All of the Stock of Brighton Electronics Corporation, Ltd. and Brighton Electronics Corporation Ltd.

Assets and liabilities as set forth on the Financial Statements.

                                  EXHIBIT 3.6

Reference is made to that certain Agreement (the "Acquisition Agreement") between Zentex Corporation, a Delaware corporation (the "Company") and Yarek Bartosz, on the one hand; and The Brighton Industries Corporation, a Delaware corporation, and Brighton Electronics Corporation, Ltd., a Hong Kong corporation, and Kit Kung and Hong Yun, as all the shareholders of the Brighton Group, on the other hand. Terms not defined herein shall have the same meaning as ascribed to them in the Acquisition Agreement.

The only assets of the Company are set forth below and will be disposed of pursuant to Section 6.1 (e).

All of the shares of Yarel Biological Corporation.

                                  EXHIBIT 3.7

Reference is made to that certain Agreement (the "Acquisition Agreement") between Zentex Corporation, a Delaware corporation (the "Company") and Yarek Bartosz, on the one hand; and The Brighton Industries Corporation, a Delaware corporation, and Brighton Electronics Corporation, Ltd., a Hong Kong corporation, and Kit Kung and Hong Yun, as all the shareholders of the Brighton Group, on the other hand. Terms not defined herein shall have the same meaning as ascribed to them in the Acquisition Agreement.

The only contracts to which the Company is a party or by which it is bound at the Closing are as follows:

                                  EXHIBIT 3.8

Reference is made to that certain Agreement (the "Acquisition Agreement") between Zentex Corporation, a Delaware corporation (the "Company") and Yarek Bartosz, on the one hand; and The Brighton Industries Corporation, a Delaware corporation, and Brighton Electronics Corporation, Ltd., a Hong Kong corporation, and Kit Kung and Hong Yun, as all the shareholders of the Brighton Group, on the other hand. Terms not defined herein shall have the same meaning as ascribed to them in the Acquisition Agreement.

Except for the transaction defined in Paragraph 6.1(e), Asset Transfer and Assumption of Liabilities, there are no contracts, agreements, arrangements or other transactions between the Company, and any officer, director, or 5% stockholder of the Company, or any corporation or other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.